Exhibit 99.1

Trovagene Schedules Release of First Quarter 2015 Financial Results and Investor Conference Call

SAN DIEGO, CA — April  28 , 2015 — Trovagene, Inc. (NASDAQ:  TROV), a developer of cell-free molecular diagnostics, announced today that it will report financial results for the three months ended March 31, 2015 on Tuesday, May 5, 2015 at 4:00 p.m. Eastern Daylight Time (1:00 p.m. Pacific Daylight Time).

Trovagene’s senior management team will host a conference call on Tuesday, May 5, 2015 at 5:00 p.m. Eastern Daylight Time (2:00 p.m. Pacific Daylight Time) to discuss the results and update investors on the Company’s progress.

A live webcast of the call will be available online at www.trovagene.investorroom.com . To access the conference call, please dial (888) 347-6081 (domestic), (412) 902-4285 (international), or (855) 669-9657 (Canada), conference ID# 10064428. To access the telephone replay of the call, dial (877) 344-7529 (domestic), (412) 317-0088 (international), or (855) 669-9658 (Canada), replay ID# 10064428. The replay will be available one hour after the conclusion of the call. The webcast and telephone replay will be archived on the Company’s website following the conference.

About Trovagene, Inc.

Headquartered in San Diego, California, Trovagene is leveraging its proprietary technology for the detection and monitoring of cell-free DNA in urine. The Company’s technology detects and quantitates oncogene mutations in cancer patients for improved disease management. Trovagene’s precision cancer monitoring platform is designed to provide important clinical information beyond the current standard of care, and is protected by significant intellectual property including multiple issued patents and pending patent applications globally.

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Contact

Investor Relations	Media Relations
David Moskowitz and Amy Caterina	Ian Stone
Investor Relations	Account Director
Trovagene, Inc.	Canale Communications, Inc.
858-952-7593	619-849-5388
ir@trovagene.com	ian@canalecomm.com

Trovagene Inc.  |  11055 Flintkote Avenue  |  San Diego  |  CA 92121  |  Tel.: USA [+1] 888-391-7992